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Company Contacts:                      Investor Relations Contacts:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
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Barry R. Edwards, CEO                  Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771               (212) 838-3777
Larry Hsu, Ph.D. President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                www.lhai.com
(215) 289-2220 Ext. 1706               ------------
www.impaxlabs.com
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                        IMPAX RECEIVES FINAL FDA APPROVAL
                 FOR GENERIC VERSION OF WELLBUTRIN(R) SR 150 MG


HAYWARD, Calif. (March 22, 2004) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) today announced that the U.S. Food and Drug Administration (FDA) has granted final marketing approval to the Company's Abbreviated New Drug Application
(ANDA) for its generic version of Wellbutrin(R) SR (Bupropion Hydrochloride) 150 mg Controlled Release Tablets. The FDA had previously granted final approval for the Company's application for the 100 mg strength. GlaxoSmithKline (NYSE: GSK) markets Wellbutrin SR for the treatment of depression. According to NDCHealth, U.S. sales of Wellbutrin SR 150 mg were approximately $1.3 billion in the twelve months ended December 31, 2003.

"We are pleased to have received this, our most significant ANDA approval to date," said Larry Hsu, Ph.D., IMPAX's President.

IMPAX currently has 18 applications pending at the FDA, including five tentatively approved, which address approximately $5.5 billion in U.S. branded product sales for the twelve months ended December 31, 2003. Thirteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.